                                                            Exhibit No. 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-3-3040, 333-67581, 333-67581-01, 333-67581-02, 333-67581-03 and
333-67581-04 on Form S-3 and Registration Statements Nos. 33-3-3042, 33-3-3044 and 333-27987 on Form S-8 of UnionBanCal Corporation of our report dated March 3, 1999, appearing in this Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 1998.



San Francisco, California

March 26, 1999